As filed with the Securities and Exchange Commission on August 21, 2026

Registration No. 333-297647

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Baiya International Group Inc.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name Into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 18022, Floor 18

112 W. 34th Street

New York, NY 10120

Tel: +1 828-900-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to:

Pang Zhang-Whitaker, Esq.

Darius R. Alam, Esq.

Womble Bond Dickinson (US) LLP

888 Seventh Avenue, New York, NY 10106

332-258-8400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards † provided to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 21, 2026

PRELIMINARY PROSPECTUS

Baiya International Group Inc.

$200,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

50,000,000 Class A Ordinary Shares offered by the Selling Shareholders

We may from time to time in one or more offerings offer and sell our Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and/or units. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants. We refer to our Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and units collectively as “securities” in this prospectus.

The aggregate offering price of the securities issued under this prospectus may not exceed $200,000,000. The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

In addition, from time to time, the selling shareholders (if any) named in a prospectus supplement may offer and sell the securities held by them. The securities held by the selling shareholders consist of 50,000,000 of our Class A ordinary shares. The selling shareholders (if any) may sell the securities through public or private transactions at prevailing market prices or at privately negotiated prices. The selling shareholders may sell securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder, the purchasers of the shares, or both. We will not receive any proceeds from the sale of securities by selling shareholders.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” of this prospectus.

We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The aggregate market value of our outstanding Class A ordinary shares held by non-affiliates was approximately $5,021,869 based on 2,780,752 outstanding Class A ordinary shares, of which 1,430,732 shares are held by non-affiliates, and a per share price of $3.51 based on the closing sale price of our Class A ordinary shares as reported by the Nasdaq Capital Market on July 20, 2026. As of the date of this prospectus, pursuant to General Instruction I.B.5. of Form F-3, the Company has not conducted any transactions in the last 12 months.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 12 of this prospectus, and the risk factors described in the documents incorporated by reference into this prospectus for more information before you make your investment decision.

We are not a Chinese operating company but a Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our operations in China through our wholly-owned PRC subsidiaries. Investors are purchasing Class A Ordinary Shares of Baiya International Group Inc., the Cayman Islands holding company, and are not purchasing an equity interest in any of our PRC operating entities. The securities offered in this prospectus are securities of our Cayman Islands holding company.

Additionally, PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations, significant depreciation of the value of our Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or influence the operations of the PRC operating entities at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of the PRC operating entities and/or the value of our Ordinary Shares. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. In addition, recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over overseas listing of domestic enterprises, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any online platform operators controlling personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. On July 7, 2022, the Measures for the Security Assessment of Outbound Data Transfers, or the Measures, was published and became effective on September 1, 2022, which requires security assessment of outbound data transfers in cases, among others, outbound transfer of personal information by a critical information infrastructure operator or a personal information processor who has processed the personal information of more than one million people. On September 24, 2024, the State Council promulgated the Regulations on the Network Data Security Management (the “Data Security Management Regulations”), which became effective on January 1, 2025. Pursuant to the Data Security Management Regulations, network data processing activities refer to activities such as the collection, storage, use, processing, transmission, provision, disclosure, and deletion of data. Network data processors refer to individuals or organizations that independently determine the purposes and methods of data processing activities. Network data processors conducting any data processing activities that affect or may affect national security shall undergo national security review in accordance with relevant national regulations. Where it is indeed necessary to transfer any important data collected and generated within the territory of the PRC to an overseas party, the security assessment of outbound data transfer organized by the national cyberspace administration department shall be passed. We currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future and the PRC operating entities do not conduct any data processing activities that affect or may affect national security. Further, the PRC operating entities’ business operations do not involve any critical information infrastructure, and neither we nor the PRC operating entities have received any notification from applicable PRC governmental authorities indicating that any of the PRC operating entities’ products or services are determined as critical information infrastructure. In light of the above, our PRC legal counsel, Jingtian & Gongcheng, is of the view that we are not subject to the cybersecurity review for this offering under the Measures for Cybersecurity Review (2021 version), the Measures or the Data Security Management Regulations. As of the date of this prospectus, neither we nor the PRC operating entities have received any notification from applicable PRC governmental authorities indicating that we or our PRC operating entities shall file for a cybersecurity review. In addition, as of the date of this prospectus, neither we nor our PRC operating entities have been subject to any anti-monopoly investigation, penalty of litigation initiated by government authorities or third parties. Furthermore, we will continue to monitor for updates of applicable PRC anti-monopoly laws and regulations. Currently, these statements and regulatory actions have had no material impact on our daily business operations, the ability to accept foreign investments and list our securities on a U.S. or other foreign exchange. However, since these statements and regulatory actions are new, it is uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and list our securities on a U.S. or other foreign exchange. We cannot assure you that relevant PRC government agencies would reach the same conclusion as we do or as advised by our PRC legal counsel. If we are subject to such a probe or if we are required to comply with stepped-up supervisory requirements, valuable time from our management and money may be expended in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from our operations. This may, in turn, negatively impact our operations. See also the section in our annual report on Form 20-F entitled “Risk Factors — Risks Relating to Doing Business in China — The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Ordinary Shares, including potentially causing the value of the Ordinary Shares to decline or be worthless; — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes of laws and regulations in China applicable to us could adversely affect us and limit the legal protections available to you and us; — The PRC legal system is evolving, and the resulting uncertainties could adversely affect us; — The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this registration under PRC law.”

On February 17, 2023, the China Securities Regulation Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which became effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC. When a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. When a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas.

The required filing materials with the CSRC include (without limitation): (i) record-filing reports and related undertakings, (ii) compliance certificates, filing or approval documents from the primary regulators of applicants’ businesses (if applicable), (iii) security assessment opinions issued by related departments (if applicable), (iv) PRC legal opinions issued by domestic law firms (with related undertakings), and (v) prospectus or listing documents.

In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets shall abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. Pursuant to the New Administrative Rules Regarding Overseas Listings and the Notice on the Arrangement for Filing-based Administration of Overseas Offering and Listing by Domestic Companies issued by the CSRC on February 17, 2023, we have to file with the CSRC in accordance with the Trial Administrative Measures with respect to this offering before listing in the U.S. We completed such filing procedures on June 27, 2024, the completion of which was posted on the official website of the CSRC on June 28, 2024. However, we cannot assure you of whether there will be further regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure on our part to fully comply with further regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares.

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. Working papers produced in the mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to areas outside of mainland China, relevant approval procedures stipulated by regulations shall be followed. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to perform the relevant procedures.

Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

According to our PRC legal counsel, Jingtian & Gongcheng, under current effective PRC laws and regulations, apart from the filing procedure with the CSRC under the New Administrative Rules Regarding Overseas Listings, we and the PRC operating entities are currently not required to obtain permission from any of the PRC authorities to issue the Ordinary Shares to foreign investors. In addition, apart from the filing procedure with the CSRC under the New Administrative Rules Regarding Overseas Listings, we and the PRC operating entities are not required to obtain permission or approval from the PRC authorities including CSRC or CAC to issue the Ordinary Shares to foreign investors, nor have we, or the PRC operating entities, applied for or received any denial for registration. With regards to the filing procedure with the CSRC under the New Administrative Rules Regarding Overseas Listings, we completed such filing procedures on June 27, 2024, the completion of which was posted on the official website of the CSRC on June 28, 2024.

However, recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. Further, we are still subject to the uncertainty of interpretation and enforcement of the rules and regulations in the PRC, which can change quickly with little advance notice, and any future actions of the PRC authorities. We cannot assure you that relevant PRC government agencies would reach the same conclusion as we do or as advised by our PRC legal counsel. However, (i) if we inadvertently concluded that such permissions or approvals are not required, or (ii) if the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals to issue the Ordinary Shares to foreign investors, and we are unable to obtain such approval in a timely manner or obtain a waiver of such approval requirements. In addition, any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Our Ordinary Shares may be prohibited to trade on an U.S. exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriation Act, 2023 (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years. The Consolidated Appropriations Act, 2023, was signed into law on December 29, 2022, which amended the HFCA Act (i) to reduce the number of consecutive years that would trigger delisting from three years to two years, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not to have complete access to inspect or investigate a company’s auditors. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate because of a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission, or the CSRC, and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it “was able to secure complete access to inspect and investigate audit firms in the People’s Republic of China (PRC) for the first time in history, in 2022. Therefore, on December 15, 2022, the PCAOB Board voted to vacate previous determinations to the contrary.” Notwithstanding the foregoing, uncertainties exist with respect to the implementation of these provisions and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. Our former auditor, Friedman LLP (“Friedman”), the independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, was subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Friedman’s compliance with applicable professional standards. Friedman was headquartered in Manhattan, New York with no branches or offices outside the United States and had been inspected by the PCAOB on a regular basis, with the last inspection in October 2020. Friedman LLP was merged with Marcum LLP on September 1, 2022 and filed its application to withdraw the PCAOB registration on December 30, 2022. On February 21, 2023, the Company engaged Kreit & Chiu CPA LLP (“Kreit & Chiu”) as its independent registered public accounting firm for the fiscal year ended December 31, 2022. Kreit & Chiu is located at New York, New York, and has been inspected by the PCAOB. On August 1, 2025, we dismissed Kreit & Chiu as our independent auditors and engaged Onestop Assurance PAC as our independent auditors. Our current independent auditors Onestop Assurance PAC is located at Singapore, and has been inspected by the PCAOB. The Company will not engage any independent public accounting firm headquartered in mainland China or Hong Kong or not subject to the PCAOB’s inspections. In the event that, in the future, either there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation or the PCAOB expands the scope of the Determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on an U.S. national securities exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act.

As of the date of this prospectus, no cash transfer or transfer of other assets have occurred between Baiya and its subsidiaries, or the consolidated VIE as well as the subsidiaries of the VIE prior to the Disposition (as defined in the prospectus). As of the date of this prospectus, none of our subsidiaries, consolidated VIE or the subsidiaries of the VIE have made any dividends or distributions to Baiya. We intend to keep any future earnings to re-invest in and finance the expansion of the business of the PRC operating entities, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Currently, we, including our PRC operating entities, have not adopted or maintained any cash management policies and procedures to govern cash transfer between Baiya, its subsidiaries, and each entity is required to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount or a combination of both, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

Our class A ordinary shares are listed on the NASDAQ Capital Market under the symbol “BIYA”. On July 22, 2026, the closing price of our class A ordinary shares was $2.99 per share.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities

Neither the Securities and Exchange Commission, any United States state securities commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2026

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $200,000,000 (or its equivalent in foreign or composite currencies), and the selling shareholders may offer from time to time, in one or more offerings, up to 50,000,000 Class A Ordinary Shares. This prospectus provides you with a general description of the securities that may be offered. Each time we or the selling shareholders offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Except as otherwise indicated by the context, references in this prospectus to:

“2025 Annual Report” means our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and filed with the SEC on April 30, 2026.

“Baiya Chengdu” means Baiya (Chengdu) Enterprise Management Consulting Co., Ltd., a Chinese company.

“Board” means the Board of Directors of Baiya International Group Inc.

“Chuzhou” means Chuzhou Baiwo Technology Co., Ltd., a Chinese company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles.

“Gongwuyuan” means Shenzhen Gongwuyuan Network Technology Co., Ltd., a Chinese company.

“HK Baiya” means HK Baiya International Group Limited, a Hong Kong company.

“Juxing” means Juxing Investment Group (Hong Kong) Limited, a Hong Kong company.

“Nasdaq” means The Nasdaq Capital Market.

 “Ordinary Shares” means the class A ordinary shares, par value $0.025 per share, of Baiya.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“U.S. dollars”, “$”, “USD” and “dollars” are to the legal currency of the United State

“we,” “us,” “our,” “our Company,” or “Baiya” are to Baiya International Group Inc., a Cayman Islands corporation and its subsidiaries on a consolidated basis.

Our fiscal year end is December 31. Unless otherwise indicated, references herein to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements contained in this report include, but are not limited to, statements about our ability to:

●	Execute on our business strategy;

●	Attract, train and retain effective officers, key employees and directors;

●	Identify, evaluate and consummate strategic opportunities in ways that maximize stockholder value;

●	Continue to operate our business in China through our PRC operating entities;

●	Anticipate and react to regulatory changes and uncertainty;

●	Anticipate the impact of, and respond to applicable new accounting standards;

●	Respond to fluctuations in commodity prices and foreign currency exchange rates and political unrest and regulatory changes in international markets from various events;

●	Navigate volatile interest rate environments; and

●	Maintain our listing on the Nasdaq stock exchange.

Forward-looking statements regarding our present plans or expectations for sales, supply contracts, purchases, sources and availability of financing, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with suppliers and customers, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, material prices, demand for products by our customers, supply and other factors described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus, which would also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2025 Annual Report and our other SEC reports.

ABOUT OUR COMPANY

Overview

We are an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we historically conducted all of our operations in China through the Contractual Arrangements with Gongwuyuan which is a variable interest entity (“VIE”), and its subsidiaries. As described in more detail in the section “Recent Development – Disposition of Assets,” on June 25, 2026, we completed the disposition of 100% of our equity interests in Juxing, which controls Gongwuyan through the VIE arrangements (the “Disposition”). As of the date of this prospectus, we no longer control Gongwuyan.

In connection with the foregoing, on July 8, 2025 we incorporated Baiya Chengdu, and on December 23, 2025 we incorporated Chuzhou. Chuzhou is wholly owned by Baiya Chengdu, collectively, the “PRC operating entities.” Since the Disposition, we operate our business through Chuzhou, a wholly-owned subsidiary incorporated under the laws of China. Since the Disposition, we no longer operate our business in the PRC based on a VIE model. Chuzhou operates in the same business sector in which Gongwuyuan operated.

We operate an intelligent SaaS-enabled new-economy human capital platform focused on the full lifecycle management of freelance talent. Our business covers multiple vertical sectors, including gaming and esports, online education, home appliance repair, and content e-commerce. Through our online intelligent matching system, we provide precise matching services between enterprise clients and freelancers, along with standardized management tools and workflows. In addition, we plan to continue expanding into new service categories and regional markets to further enhance our platform’s service capabilities. We plan to provide effective solutions for enterprise clients seeking efficient, customized flexible staffing across vertical industries and for freelancers requiring precise opportunity matching, skills development, and entrepreneurial incubation support.

Intelligent Matching and SaaS Platform Business

Our human resources service platform operates in China through our proprietary SaaS system. We aim to provide enterprise clients with efficient, customized talent solutions while offering freelancers precise opportunity matching, skills development pathways, and entrepreneurial incubation support. Our clients typically include enterprises with flexible staffing needs across various vertical industries, such as online education institutions, home appliance repair chains, content e-commerce brands, and gaming and esports companies.

Our typical business model involves enterprise clients posting service demands on the platform. Our intelligent matching engine, powered by deep learning and semantic analysis models, deeply integrates user business data, behavioral data, server data, and third-party data sources, while establishing differentiated feature-tagging matrices for each service vertical. The system measures recommendation results through multi-dimensional, multi-indicator real-time performance analytics, generating rapid feedback loops that drive continuous algorithmic iteration. Ultimately, the platform aims to recommend the most suitable high-match professionals for enterprise clients based on specific project requirements, significantly improving matching speed and service delivery efficiency across all verticals.

In terms of transaction workflow, enterprise clients and freelancers reach cooperation agreements through the platform. The platform records the entire service process and provides standardized management workflows to ensure service quality. We typically charge our clients a platform service fee calculated as a percentage of the applicable transaction value or service fee, with specific rates varying by vertical characteristics and cooperation models.

Business Launch and Cold-Start Strategy

Our business launch strategy adopts a “resource introduction, technology first, precision cold-start” approach. During the preparatory phase, we leveraged the extensive client resource network accumulated by our shareholder, Boya International, in the human resources sector to pre-secure a group of seed enterprise clients with verified, high-frequency service demands across multiple vertical scenarios. Concurrently, relying on the AI industry experience and technical team of Anhui Zhongzhou Kechuang Industrial Technology Co., Ltd., we rapidly completed the development of the intelligent matching engine prototype and the SaaS platform infrastructure.

Following the Disposition and incorporation of Chuzhou, our core products entered an internal beta testing phase. Through a small-scale invitation-only program, we introduced qualified freelancers and seed clients who had undergone vetting, validating the end-to-end workflow encompassing “demand posting—intelligent matching—service delivery—evaluation feedback” in real-world scenarios. During the initial launch phase, we focused on home appliance repair and content e-commerce as priority verticals, complemented by offline partnerships with flexible employment stations, university alliances, and training institutions on the talent supply side. These efforts allowed us to accumulate early success cases and high-quality matching feature data, providing initial fuel for algorithm iteration and ensuring the establishment of reliable service reputation during the platform’s cold-start phase.

Development Milestones and Operating Data

Since the incorporation of Chuzhou in December 2025, we have achieved the following milestones:

●	March 2026: SaaS Platform V1.0 was officially launched, with the first five seed enterprise clients onboarded and freelancer registration opened to the public. First-month transaction value reached RMB 0.5 million, with 140 registered freelancers.

●	April to June 2026: Matching algorithms were continuously iterated, with the launch of a freelancer skills tagging system and initial credit assessment model. As of the end of the quarter, we had served 15 enterprise clients, surpassed 1,500 registered freelancers, and achieved quarterly transaction value of RMB 5 million.

●	July 2026: Launched a multi-dimensional real-time performance analytics dashboard, enabling visualized tracking and data-driven optimization of matching effectiveness; commenced expansion into the content e-commerce vertical, further enhancing the platform’s service capabilities.

Competitive Advantages

We believe we possess a unique business model and competitive positioning within China’s flexible employment technology service sector. Our competitors may include traditional human resources service providers transitioning online, comprehensive flexible employment platforms, and other vertical-focused technology service providers in specific industries. We believe we have the following competitive advantages:

We offer vertically-focused intelligent matching solutions.  Unlike general-purpose human resources platforms, we have established differentiated feature-tagging matrices for specific verticals including gaming and esports, online education, home appliance repair, and content e-commerce. Our algorithmic models can precisely understand the unique requirements of each industry, thereby recommending the most suitable professionals for project needs, significantly improving match accuracy and service delivery efficiency.

We have built a data-driven rapid feedback loop.  Our SaaS system deeply integrates multi-source data and measures matching results through a multi-dimensional real-time performance analytics dashboard. This feedback loop mechanism enables us to continuously optimize feature sets and algorithmic models, consistently enhancing platform service quality and responsiveness.

We possess cold-start capabilities supported by resource endowments.  Leveraging the client resource network accumulated by our shareholders in the human resources sector and the technical expertise in AI, we secured seed clients and completed core system development at the early stage of our establishment. Through small-scale invitation-only beta testing, we validated the complete business workflow in real-world scenarios and accumulated high-quality initial matching data, laying a solid foundation for the platform’s scaled expansion.

We cover the full lifecycle of freelancers. We provide not only opportunity matching but also comprehensive talent supply chain services covering recruitment, training, coaching, and placement, as well as specialized skills development pathways and entrepreneurial incubation support. This full-chain service capability helps enhance freelancer platform stickiness and creates service barriers.

Growth Strategies

We plan to continue to leverage our competitive advantages to execute our growth plan through pursuing the following growth strategies:

Strengthen our core algorithms and platform experience. We plan to allocate resources to continuously upgrade our intelligent matching engine, introduce additional compliant third-party data sources, deepen semantic analysis and predictive matching capabilities, and explore demand forecasting and proactive recommendation functionalities. We will also continuously optimize the front-end and back-end experience of our SaaS platform to improve efficiency and satisfaction for both enterprise clients and freelancers.

Deepen our presence in the East China region and expand service categories. We will continue to focus on the core East China region while planning to gradually cover 10 service sub-categories. We plan to build comprehensive skills enhancement and entrepreneurial incubation systems to consolidate our leading position in niche verticals.

Build network effects through scaled expansion. In the medium term, we plan to extend our operational footprint to major cities nationwide through a distributed service and support infrastructure. Our goal is to achieve annual transaction value of RMB 1 billion on the platform, positioning ourselves as a leading intelligent service platform in the new-economy human resources sector.

Extend ecosystem services. Leveraging data intelligence and our matching engine as the core, we plan to gradually expand into payroll settlement, compliance assurance, and credit-based financial services, driving digital transformation of the industry. Our long-term objective is to evolve into a new-economy infrastructure platform serving tens of millions of freelancers and millions of enterprise clients.

Customers

As of June 30, 2026, our platform has served a cumulative total of 15 enterprise clients, covering home appliance repair, content e-commerce, online education, and other sectors. We expect our customer count and industry coverage to continue growing as the platform scales and service categories expand. We anticipate adding more new clients as we operate in a dynamic and rapidly growing market.

Sales and Marketing

Our sales and marketing department is responsible for formulating sales policies and pricing strategies based on market analysis and industry insights, developing and executing sales and marketing campaigns, and promoting our brand and services. Additionally, our sales team is responsible for cultivating new clients and business relationships, as well as servicing existing accounts.

We participate in a variety of sales and marketing activities, including industry exhibitions, online promotions (such as social media marketing and search engine optimization), client presentations, and collaborations with talent supply partners including university alliances and training institutions. We believe these approaches allow us to better understand the needs of both clients and freelancers and to obtain feedback on our platform services and user experience. We intend to continue and strengthen these approaches going forward.

Going forward, we plan to strategically increase brand promotion efforts in priority vertical industries through content marketing, case study sharing, and other methods to enhance brand awareness, as well as establish cooperative relationships with industry associations and professional organizations.

Major Suppliers

Our platform business model primarily relies on our technology systems and operations team and does not involve traditional goods procurement. On the talent supply side, we attract quality freelancers to join our platform through partnerships with flexible employment stations, university alliances, training institutions, and other cooperation channels. As of June 30, 2026, our platform had surpassed 1,500 registered freelancers. Our business or profitability is not materially dependent on any single talent supply channel cooperation agreement.

Research and Development

Our research and development team focuses on continuous optimization of the intelligent matching engine algorithms, iterative upgrades to the SaaS platform functionalities, and development of multi-dimensional data analytics capabilities. Key R&D priorities include: refinement of differentiated feature-tagging matrices, improvement of deep learning and semantic analysis models, development of real-time performance analytics dashboards, and design of customized system tools for different service verticals. As of June 30, 2026, our R&D team comprises core technical personnel, and we continue to recruit additional technical talent. We also engage external consultants for specific module development as project needs arise.

Our research and development expenses primarily consist of personnel compensation, technical outsourcing costs, and server infrastructure expenses. Our business or profitability is not materially dependent on any other trademarks, copyrights, registered designs, patents, grants of licenses from third parties, or other intellectual property rights.

Competition

Our human resources technology service business faces competition from existing competitors and new market entrants. Our major competitors can be categorized into several groups: traditional human resources service providers transitioning to online platforms, comprehensive flexible employment platforms, and vertical-focused service providers with deep expertise in certain industries. In specific verticals, we may also compete with other digital service platforms for some or all of the services we offer.

We distinguish our platform and services through our focus on vertical-specific feature engineering, data-driven algorithmic iteration, and comprehensive full-lifecycle service capabilities covering freelancers. We believe that by continuously strengthening our technological barriers and building an ecosystem service system, we can effectively establish and consolidate our competitive advantages.

Discontinued Operations

Prior to the Disposition, our business primarily operated through Gongwuyuan through a VIE arrangement. Gongwuyuan operated as a building a human resource (“HR”) technology company utilizing loud-based internet platform to provide one-stop crowdsourcing recruitment and SaaS-enabled HR solutions in the flexible employment marketplace (the “Gongwuyuan Platform”). Our business focused on three primary services: (i) job matching services; (ii) entrusted recruitment services; and (iii) project outsourcing services in the flexible employment market within China, primarily in the core manufacturing regions including the Pearl River Delta and Yangtze River Delta region. See the section of the prospectus entitled “Unaudited Pro Forma Consolidated Financial Information” for pro forma consolidated financial information is to reflect the closing of the Disposition.

Corporate Information

Our principal executive offices are located at Room 18022, Floor 18, 112 W. 34th Street, New York, NY 10120, and our telephone number is +1 838 900 8888. We maintain a website at https://www.baiyainc.com. Our website or any other website does not constitute a part of this prospectus. Our registered office in the Cayman Islands is located at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Information on this web site is not part of this prospectus.

The following diagram sets forth our corporate organization following the Disposition and the corporate reorganization:

Dividends and Other Distributions

We are a holding company with no material operations of our own and do not generate any revenue. We currently conduct substantially all of our operations through the PRC operating entities. Under Cayman Islands law, Baiya may pay a dividend on its shares out of either profit or share premium amount or a combination of both, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will rely on the dividend payment to HK Baiya from the PRC operating entities. Certain payments from the PRC operating entities are subject to PRC taxes, including value added tax, or VAT, and enterprise income tax.

We intend to keep any future earnings to re-invest in and finance the expansion of the business of the PRC operating entities, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to Baiya. The ability of the PRC operating entities to distribute dividends is based upon its distributable earnings. Current PRC regulations permit the Baiya Chengdu to pay dividends to HK Baiya only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China may also set aside a portion of its after-tax profits to fund an optional reserve, although the amount to be set aside, if any, is determined at the discretion of its shareholders. The reserves can be used to increase the registered capital, cover losses made in past years and enhance the company’s productivity and expand its business.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive the relevant revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Further, the proceeds from our offshore offerings may be sent back from the holding company to the PRC, and the process for sending such proceeds back to the PRC may be time-consuming. We may be unable to use these proceeds to grow the business of the PRC operating entities until the PRC operating entities receive such proceeds in the PRC. Any transfer of funds by the holding company to the PRC operating entities, either as a shareholder loan or as an increase in registered capital, are subject to registration, filing with or report to relevant governmental authorities in China. Any foreign loans procured by the PRC operating entities is required to be registered with China’s State Administration of Foreign Exchange (“SAFE”) in its local branches and satisfy relevant requirements, and the PRC operating entities may not procure loans which exceed the difference between their respective total project investment amount and registered capital or 3.5 times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC subsidiaries. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to the PRC operating entities are subject to the registration with State Administration for Market Regulation in its local branches, report submission to the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE.

Permissions Required from the PRC Authorities for Our Operations

Our PRC operating entities, Baiya Chengdu and Chuzhou, are wholly foreign-owned enterprises that conduct their operations directly in China. As described in more detail in the section “Recent Development – Disposition of Assets,” on June 25, 2026, we completed the Disposition. As such, as of the date of this prospectus, we no longer control Gongwuyan or operate our business through a VIE structure in China. As of the date of this prospectus, all of our operations in China are conducted through our wholly-owned PRC operating entities. As of the date of this prospectus, based on advice from our PRC counsel, our PRC operating entities have obtained all material licenses, permits, and approvals necessary to conduct their current business operations in China as currently conducted, and no such permission or approval has been denied. Such licenses and permissions include, but are not limited to, business registration certificates and other requisite operational approvals.

As of the date of this prospectus, based on the advice of our PRC counsel, neither we nor our PRC operating entities are covered by permissions requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”), or any other PRC governmental agency that is required to approve our PRC operating entities’ operations or our issuance of securities to foreign investors, and no such permission or approval has been denied.

However, there remain significant uncertainties regarding the interpretation and application of PRC laws and regulations. If we or our PRC operating entities (i) do not receive or maintain any requisite permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change such that we are required to obtain such permissions or approvals in the future, we may face sanctions, fines, or be required to restructure or cease our operations in China, any of which could result in a material adverse change to our business, financial condition, and results of operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless.

Transfer of Cash Through Our Organization

Baiya International Group Inc. is a Cayman Islands holding company with no direct operations. We may transfer cash to HK Baiya (our Hong Kong subsidiary) through intercompany loans or capital contributions. HK Baiya may in turn transfer funds to Baiya Chengdu (our PRC subsidiary) through capital contributions subject to registration with relevant PRC governmental authorities, or through shareholder loans subject to registration with the State Administration of Foreign Exchange (“SAFE”) and its local branches and compliance with applicable foreign debt limits. Baiya Chengdu may fund Chuzhou through capital contributions or intercompany arrangements in the ordinary course. The PRC operating entities may transfer funds to HK Baiya through dividend payments, subject to PRC tax and statutory reserve requirements, and HK Baiya may transfer funds to Baiya International Group Inc.

As of the date of this prospectus, no transfers, dividends, or distributions have been made between Baiya International Group Inc. and its subsidiaries, or to any investors, since the incorporation of the PRC operating entities. We do not have any cash management policies that dictate how funds are transferred between us and our subsidiaries other than compliance with applicable PRC foreign exchange regulations and corporate laws.

Holding Foreign Companies Accountable Act

Our independent registered public accounting firm that issued the audit report for the fiscal year ended December 31, 2025, included in our 2025 Annual Report, is Onestop Assurance PAC, headquartered in Singapore. Onestop Assurance PAC is registered with the PCAOB and subject to PCAOB inspection. Our independent registered public accounting firm that issued the audit report for the fiscal years ended December 31, 2023 and 2024 is Kreit & Chiu CPA LLP, headquartered in New York. Kreit & Chiu CPA LLP is registered with the PCAOB and subject to PCAOB inspection.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), if the PCAOB determines that it is unable to inspect or investigate completely an issuer’s registered public accounting firm for two consecutive years, the SEC will prohibit the trading of such issuer’s securities on a national securities exchange or in the over-the-counter market. On December 16, 2021, the PCAOB issued a determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB vacated its prior determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely. As of the date of this prospectus, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely accounting firms in any jurisdiction. As of the date of this prospectus, we have not been identified as a Commission-Identified Issuer, and we do not expect to be so identified. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate registered public accounting firms in certain jurisdictions and our auditor is subject to such a determination, we could be identified as a Commission-Identified Issuer and, if so identified for two consecutive years, trading in our securities could be prohibited under the HFCAA.

Recent Developments

Compliance with Nasdaq Minimum Bid Price Requirement

On January 14, 2026, we received a notification letter from the Listing Qualifications Department of the Nasdaq Stock Market, informing us that it has regained compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules.

We had previously announced on August 11, 2025, that we were notified by Nasdaq on August 6, 2025 that we were not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), as the closing bid price of our ordinary shares had been below $1.00 per share for more than 30 consecutive business days. Pursuant to Rule 5810(c)(3)(A) of the Nasdaq Listing Rules, we had a compliance period of 180 calendar days, or until February 2, 2026, to regain compliance with Nasdaq’s minimum bid price requirement. On January 14, 2026, Nasdaq provided confirmation to us that for the last 10 consecutive business days, from December 30, 2025 to January 13, 2026, the closing bid price of our ordinary shares had been $1.00 per share or greater, that we have regained compliance with Listing Rule 5550(a)(2) and that the matter is now closed.

On January 14, 2026, we also received a letter from Nasdaq, informing us that it has regained compliance with requirement set forth in Rule 5550(b)(1) of the Nasdaq Listing Rules in lieu of Nasdaq Listing Rule 5550(b)(2).

We had previously announced on August 11, 2025, that we were notified by Nasdaq on August 6, 2025 that we were not in compliance with the minimum MVLS requirement set forth in Nasdaq Listing Rule 5550(b)(2), as our MVLS had been below $35 million for more than 30 consecutive business days. The letter also noted that we did not meet (i) the requirement for a minimum of $2.5 million in stockholders’ equity under Listing Rules 5550(b)(1) or (ii) the requirement for a minimum net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years under Listing Rule 5550(b)(3). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we had 180 calendar days, or until February 2, 2026, to regain compliance pursuant to one of the three standards as set forth under Rule 5550(b)(1), Rule 5550(b)(2), or Rule 5550(b)(3). On January 14, 2026, Nasdaq provided confirmation to us that based on the Form 6-K, dated September 30, 2025, evidencing stockholders’ equity of $22,488,566, we have regained compliance with Listing Rule 5550(b)(1) and that the matter is now closed.

2026 Extraordinary General Meeting of Shareholders

On February 9, 2026, we held our 2026 Extraordinary General Meeting of Shareholders. At the meeting, the shareholders voted to approve (1) the proposal that the Company’s authorized share capital be increased from US$180,000 divided into: (i) 64,000,000 Class A Ordinary Shares of par value US$0.0025 each, (ii) 100,000,000 Class B Ordinary Shares of par value US$0.0001 each and (iii) 100,000,000 Preferred Shares of par value US$0.0001 each, to US$12,680,000 divided into (i) 5,064,000,000 Class A Ordinary Shares of US$0.0025 par value each, (ii) 100,000,000 Class B Ordinary Shares of par value US$0.0001 each and (iii) 100,000,000 Preferred Shares of par value US$0.0001 each with immediate effect (the “Authorized Share Capital Increase”), (2) the proposal that conditional upon (i) the approval of the Authorized Share Capital Increase and (ii) the shareholders holding not less than two-thirds of the issued Class B Ordinary Shares of the Company consenting (the “Class B Shareholder’s Consent”) to the increase of the votes attached to each Class B Ordinary Share from twenty (20) votes per share to sixty (60) votes per share (the “Class B Condition to the Amended M&A”), the proposed Sixth Amended and Restated Memorandum and Articles of Association of the Company, in the form attached as Annex A to the notice of the Meeting, be adopted by the Company in substitution for, and to the exclusion of, the existing Fifth Amended and Restated Memorandum and Articles of Association of the Company; (3) the proposal that:(a) conditional upon the approval of the board of directors of the Company (the “Board”), (i) all the issued and outstanding and authorized and unissued class A ordinary shares of the Company (the “Class A Ordinary Shares”) in the authorized share capital of the Company be consolidated, at any one time or multiple times during a period of up to two years of the date of the Meeting, at the exact consolidation ratio and effective time as the Board may determine from time to time in its absolute discretion provided that the accumulative consolidation ratio for all such share consolidation(s) (altogether, the “Share Consolidations” and each, a “Share Consolidation”) shall not be more than 1:5,000; and (ii) no fractional Class A Ordinary Shares be issued in connection with each of the Share Consolidations; if a shareholder is entitled to receive a fractional Class A Ordinary Share upon a Share Consolidation, the total number of Class A Ordinary Shares to be received by such shareholder be rounded up to the next whole Class A Ordinary Share; (b) the Board be authorized, at its absolute and sole discretion, to either (i) implement one or more Share Consolidations, and determine the exact consolidation ratio and effective date of such Share Consolidation during a period of two years of the date of the Meeting; or (ii) elect not to implement any Share Consolidation during a period of two years of the date of the Meeting; and (c) if and when deemed advisable by the Board in its sole discretion, any director or officer of the company be authorized, for and on behalf of the company, to do all such other acts and things and execute all such documents necessary or desirable to implement Share Consolidation(s), (4) the proposal that subject to and immediately following the Share Consolidation(s) being effected, the Company adopt an amended and restated memorandum and articles of association in substitution for, and to the exclusion of, the Company’s then existing memorandum and articles of association, to reflect such Share Consolidation(s), (5) the proposal that a general mandate be granted to the Board to exercise absolute discretion, for a period of twenty-four (24) months from the date of the Meeting, in deciding on the disposal of any assets of the Company, whether by sale, transfer, or any other method of disposition, and to determine and finalize all specific terms, conditions, pricing, and arrangements related to any such asset disposal as the Board deems fit and (6) the proposal that the Board be authorized and empowered, in its absolute discretion, to arrange and secure financing for the purpose of purchasing virtual currencies and/or digital assets through any means it deems suitable, including but not limited to equity financing, debt financing, issuance of convertible securities, or entering into credit facilities (the “Financing”), and to negotiate, determine, agree upon, and execute all terms, conditions, agreements, and definitive documentation related to such Financing and the underlying asset purchases, including matters of size, pricing, security, tenor, and use of proceeds.

The Class B Condition to the Restated Memorandum and Articles of Association was satisfied when the Class B Shareholder’s Consent was delivered to the Company’s registered office address on January 21, 2026 pursuant to and in compliance with the requirements of the Company’s then effective memorandum and articles of association.

On June 16, 2026 our Board approved both the share consolidation and the adoption of the Seventh Amended and Restated Memorandum and Articles of Association of the Company, which became effective on July 13, 2026.

Entry into a Securities Purchase Agreement

On April 17, 2026, we entered into a Securities Purchase Agreement with an institutional investor for the purchase of 13,500,000 Class A Ordinary Shares, par value $0.0025 per share of the Company, at the price of $0.312 per share, by the investor. The transaction closed on April 29, 2026.

Disposition of Assets and Corporate Reorganization

On June 8, 2026, we entered into a share purchase agreement (the “Juxing SPA”) with Shengshi International Group Inc. (“Shengshi”) a Cayman Islands exempted company and Juxing, a wholly-owned subsidiary of Baiya, for an aggregate consideration of $2,000,000. Juxing owns 100% equity interests in Shenzhen Pengze Future Technology Co., Ltd, a Chinese company, which controls Gongwuyuan through a series of contractual agreements. The transaction closed on June 25, 2026, following which Shengshi became the sole shareholder of Juxing and gained control over Gongwuyuan and its subsidiaries. The $2,000,000 purchase price was paid by delivery of a promissory note. As of the date of this prospectus, we no longer control Gongwyuan. A copy of the Juxing SPA is attached as Exhibit 10.1 to our Report of Foreign Private issuer on Form 6-k filed with the SEC on June 8, 2026, and is incorporated by reference herein.

In connection with the foregoing, on July 8, 2025 we incorporated Baiya Chengdu, and on December 23, 2025 we incorporated Chuzhou. We intend to operate our business through these wholly-owned PRC operating entities going forward. Accordingly, we will no longer be dependent on the VIE operating model we previously used.

Changes of Officers and Directors

Effective June 1, 2026, Ms. Siyu Yang resigned as our Chief Executive Officer and Chairman of the Board. The resignation of Ms. Yang was not a result of any disagreement with Baiya on any matter related to the operations, policies, or practices of the Company. Effective June 1, 2026, Ms. Linxi Xie was elected as our Chief Executive Officer and Chairman of the Board by the remaining members of the Board to fill the vacancy resulting from the resignation of Ms. Yang.

Ms. Xie has over ten years of experience in the financial industry, focusing on overseas IPOs and cross-border capital markets. Previously, since May 2020, she served as a Partner at Antelope Holdings (Chengdu) Co., Ltd., where she has led multiple overseas IPO projects and advised on listing strategy, M&A planning, and financing. From March 2013 to September 2016, Ms. Xie worked as Head of the Asset Management Department at Sichuan Xinglian’an Asset Management Co., Ltd., where she supported the company’s setup and later managed capital operations and business oversight. Ms. Xie holds a degree in Business Administration (Online Education Program) from the University of Electronic Science and Technology of China. She holds a Fund Practitioner Qualification Certificate and is a Certified Financial Planner (CFP).

Effective June 6, 2026, Mr. Bin Tan resigned as our Chief Operating Officer. The resignation of Mr. Tan was not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

Starfish Disposition

On July 2, 2026, we entered into a Stock Purchase Agreement (the “Starfish Agreement”) with Shengshi and Starfish Technology-FZE (“Starfish”), pursuant to which we sold 100% of our equity interests in Starfish to Shengshi for a cash consideration of US$1,000,000. Previously, under a prior stock purchase agreement dated September 19, 2025 entered into by and between us and the prior shareholders of Starfish, the equity interests of Starfish shall be transferred from such prior shareholders to us. Under the new Starfish Agreement, the equity interests of Starfish shall be transferred to Shengshi, and Shengshi shall pay a cash consideration of US$1,000,000 to us. The Starfish disposition did not have a material effect on our historical consolidated financial statements, and no pro forma adjustment has been presented for that transaction

Reverse Stock Split

Our board of directors approved a reverse stock split (the “Reverse Stock Split”) of our Class A Ordinary Shares at a ratio of 1-for-10. We undertook the Reverse Stock Split with the objective of meeting the minimum $1.00 per Ordinary Share bid requirement for maintaining the listing of our Class A Ordinary Shares on The Nasdaq Capital Market. The Reverse Stock Split was effective at 04:01 p.m. (ET) on Friday, July 10, 2026, and our Class A Ordinary Shares began trading on a split-adjusted basis on Monday, July 13, 2026.

Summary of Risk Factors

Investing in our ordinary shares involves a high degree of risk. This summary does not address all of the risks that we face. Please refer to the information contained in the section “Item 3. Key Information - 3.D. Risk Factors” in our 2025 Annual Report, which is incorporated by reference in this prospectus.

Risks Relating to Our Business and Industry

●	Our PRC operating entities operate in the emerging, dynamic, and competitive flexible employment industry, which makes it difficult for investors to evaluate our PRC operating entities’ future prospects, and we cannot assure you that their current or future strategies will be successfully implemented or will generate sustainable profit.

●	We have a limited operating history and are subject to the risks encountered by development-stage companies. We cannot assure you that the market for our services will develop as we expect or we will be able to maintain the growth rate that they have experienced to date.

●	Our customers may raise objection to and claim for compensation for the outsourcing arrangement carried out by the PRC operating companies in completing relevant worker recruitment or labor assignments which could have a material adverse effect on our business operation and financial conditions.

●	Our significant loan receivables, including non-interest-bearing loans to investment holding companies, expose us to credit risk and may adversely affect our liquidity and financial condition if not repaid.

●	If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

●	We (or a foreign investor) may become at risk of being taxed or imposed a penalty under Announcement 7 and may be required to expend valuable resources to comply with Announcement 7 or to establish that we (or such foreign investor) should not be taxed under Announcement 7, which could have a material adverse effect on our financial condition and results of operations (or such foreign investor’s investment in us).

●	Our historical financial and operating results are not indicative of our future performance because we have disposed of all of the operations that generated substantially all of our historical revenue, and there can be no assurance that we will achieve comparable results in the future.

Risks Relating to Doing Business in China

●	Our PRC operating entities are subsidiaries that operate directly in the PRC, making us subject to PRC laws and regulations governing foreign-invested enterprises, which may restrict or condition our operations, corporate governance, and ability to repatriate funds, and any failure to comply with such laws and regulations could materially and adversely affect our business, financial condition, and results of operations.

●	We may be required to obtain permissions or approvals from PRC governmental authorities in connection with our operations and our issuance of securities to foreign investors, and if we fail to obtain or maintain such permissions or approvals, our business, financial condition, and results of operations could be materially and adversely affected.

●	The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Class A Ordinary Shares, including potentially causing the value of the Class A Ordinary Shares to decline or be worthless.

●	Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in of laws and regulations in China applicable to us could adversely affect us and limit the legal protections available to you and us.

●	The PRC operating entities may be liable for improper collection, use or appropriation of personal information provided by our customers and users.

●	We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

●	Failure to obtain or renew relevant requisite licenses, permits, authorization, approvals or certificates from the relevant government authorities related to our business operation could have a material adverse effect on our ability to conduct our business and our financial conditions.

●	It may be difficult to effect service of process upon our directors or officers named in this annual report who reside in mainland China or enforce non-mainland China court judgements against us or them.

Risks Relating to the Class A Ordinary Shares

●	A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our listing on Nasdaq in the future.

●	Our Class A Ordinary Shares may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely our auditor for two consecutive years.

●	Our Ordinary Share price may change significantly following our initial public offering regardless of our operating performance, and you may not be able to resell your Class A Ordinary Shares at or above the initial public offering price.

●	You may experience further dilution in the future.

●	We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, and you may have different protection of your shareholder rights than you would have under United States law.

●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq’s corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq’s corporate governance requirements.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our 2025 Annual Report, or included in any Annual Report Form 20-F filed with the SEC after the date of this prospectus or Reports on Form 6-K furnished to the SEC after the date of this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.

In addition to the risks incorporated by reference from our 2025 Annual Report, you should carefully consider the following risk factors before making an investment decision:

Our PRC operating entities are subsidiaries that operate directly in the PRC, making us subject to PRC laws and regulations governing foreign-invested enterprises, which may restrict or condition our operations, corporate governance, and ability to repatriate funds, and any failure to comply with such laws and regulations could materially and adversely affect our business, financial condition, and results of operations.

In connection with the disposition of Juxing and the unwinding of our former VIE structure with Gongwuyuan, we established direct operations in China through two wholly-owned subsidiaries, namely, Baiya Chengdu and Chuzhou, which each constitute a wholly foreign-owned enterprise (“WFOE”). Operating through a directly owned PRC subsidiary, rather than through contractual arrangements with a VIE, subjects us to a different set of regulatory risks and requirements under PRC law.

The PRC government maintains a “negative list” system that restricts or prohibits foreign investment in certain industries. If our intended business activities in China fall within a restricted category on the Special Administrative Measures for Foreign Investment Access (Negative List), we may be required to obtain special approvals, operate through a joint venture with a PRC partner, or be prohibited from engaging in such activities altogether. Even if our business activities are not currently on the negative list, the PRC government may revise the negative list at any time, and any such revision could restrict our ability to continue or expand our operations in China. The uncertainty surrounding these regulatory changes could adversely affect our ability to plan and execute our business strategy.

A directly owned PRC subsidiary would be subject to the PRC Foreign Investment Law, which took effect on January 1, 2020, and its implementing regulations. The Foreign Investment Law imposes requirements on foreign-invested enterprises relating to, among other things, information reporting, investment review for national security purposes, and compliance with the negative list. Foreign investments that acquire de facto control over businesses in key sectors (such as critical infrastructure, key technologies, and important cultural products) are subject to mandatory national security review under the Security Review Measures. In addition, foreign-invested enterprises are subject to PRC laws and regulations governing business operations, including, but not limited to, labor laws, tax laws, environmental regulations, data protection and cybersecurity requirements, anti-corruption laws, and industry-specific regulations. Any failure to comply with applicable PRC laws could result in fines, penalties, suspension or revocation of business licenses, or other enforcement actions that could materially disrupt our operations.

Our ability to transfer funds between our Cayman Islands holding company and the PRC operating entities is subject to PRC foreign exchange regulations. Under current PRC regulations, Baiya Chengdu or any other subsidiary may pay dividends to its offshore parent only out of accumulated after-tax profits as determined under PRC accounting standards. In addition, each of our PRC subsidiaries are required to set aside at least 10% of its after-tax profits each year to fund a statutory reserve until such reserve reaches 50% of its registered capital. Furthermore, PRC regulations restrict the ability of PRC subsidiaries to make loans to offshore parent companies and require governmental approvals or registrations for capital contributions and shareholder loans made to PRC subsidiaries. As a result, there may be significant limitations on our ability to deploy capital raised in offshore offerings into our PRC operations, or to repatriate profits, dividends, or other funds from our PRC subsidiary to our holding company for use outside of China, including for the payment of dividends to our shareholders or the servicing of our debt obligations.

The PRC government has significant authority to intervene in or influence the operations of companies doing business in China, including through the exercise of regulatory oversight, the imposition of new requirements or restrictions, and the enforcement of existing laws and regulations. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of our Class A Ordinary Shares. Such government actions may include, but are not limited to, changes in tax policy, restrictions on cross-border data transfers, requirements to obtain specific licenses or approvals, or directives regarding the conduct of business in particular sectors. We may not be able to anticipate changes in PRC government policies, and any such changes could increase our compliance costs, restrict our business activities, or require us to restructure our operations in a manner that adversely affects our financial condition and results of operations.

If we are deemed to be a PRC tax resident enterprise, our worldwide income would be subject to PRC enterprise income tax at a rate of 25%, and dividends payable by us to our non-PRC shareholders may be subject to PRC withholding tax. Under the PRC Enterprise Income Tax Law, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a PRC tax resident enterprise and is subject to PRC enterprise income tax on its worldwide income at a rate of 25%. The determination of whether our “de facto management body” is located within the PRC depends on the facts and circumstances, including the location where our senior management and key operational decisions are made. If we are classified as a PRC tax resident enterprise, dividends paid to our non-PRC shareholders could be subject to PRC withholding tax at a rate of up to 10% (or 20% for individual shareholders), which could materially reduce the net amount of dividends available to our shareholders and could adversely affect the value of our Class A Ordinary Shares.

We may be required to obtain permissions or approvals from PRC governmental authorities in connection with our operations and our issuance of securities to foreign investors, and if we fail to obtain or maintain such permissions or approvals, our business, financial condition, and results of operations could be materially and adversely affected.

Our PRC operating entities, Baiya Chengdu and Chuzhou, are wholly foreign-owned enterprises that conduct their operations directly in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, based on the advice of our PRC counsel, our PRC operating entities have obtained all material licenses, permits, and approvals necessary to conduct their current business operations in China, and no such permission or approval has been denied.

As of the date of this prospectus, based on the advice of our PRC counsel, neither we nor our PRC operating entities are covered by permissions requirements from the CSRC, the Cyberspace Administration of China (the “CAC”), or any other PRC governmental agency that is required to approve our PRC operating entities’ operations or our issuance of securities to foreign investors, and no such permission or approval has been denied. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either by direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. As of the date of this prospectus, based on the advice of our PRC counsel, we are not required to complete the filing procedure with the CSRC under the Overseas Listing Trial Measures in connection with this registration statement.

However, there remain significant uncertainties regarding the interpretation and application of PRC laws and regulations, and we cannot assure you that we will not be required to obtain permissions or approvals from the CSRC, the CAC, or other PRC governmental authorities in the future. If we or our PRC operating entities (i) do not receive or maintain any requisite permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change such that we are required to obtain such permissions or approvals in the future, we may face sanctions, fines, or restrictions on our operations, and we may be required to suspend or terminate our operations, restructure our business, or cease making securities offerings to investors. Any of the foregoing could result in a material adverse change to our business, financial condition, and results of operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless.

Our historical financial and operating results are not indicative of our future performance because we have disposed of all of the operations that generated substantially all of our historical revenue, and there can be no assurance that we will achieve comparable results in the future.

On June 25, 2026, we completed the disposition of 100% of our equity interests in Juxing, our formerly wholly-owned subsidiary. Juxing held 100% of the equity interests in Shenzhen Pengze Future Technology Co., Ltd., which in turn controlled Gongwuyuan through a series of contractual arrangements commonly referred to as a variable interest entity, or VIE, structure. Gongwuyuan and its subsidiaries constituted all of our revenue-generating operations and represented substantially all of the assets, liabilities, revenues, and expenses reflected in our historical consolidated financial statements incorporated by reference in this prospectus.

As a result of the disposition, our consolidated financial statements for the fiscal years ended December 31, 2023, 2024, and 2025, which are incorporated by reference in this prospectus, reflect the historical financial condition, results of operations, and cash flows of a business that we no longer own or control. These historical financial statements should not be relied upon as indicative of what our financial condition or results of operations will be on a go-forward basis. There can be no assurance that we will generate revenue, achieve profitability, or produce financial results comparable to, or better than, those historically reported. Our future performance will depend on, among other things, our ability to operate our business in the same field as Gongwuyuan operates, recruit and retain qualified personnel with relevant expertise, obtain any necessary regulatory approvals and licenses, and successfully execute a business strategy that has not yet been fully defined or disclosed. Each of these factors is subject to significant uncertainty. Investors should not rely on our historical financial statements as a basis for evaluating an investment in our securities or for making projections regarding our future financial performance.

In addition, because our historical consolidated financial statements include the operations of Gongwuyuan consolidated through the VIE arrangements, certain financial metrics and ratios derived from those statements (including revenue, gross margin, operating income, net income, and cash flows from operations) may not be comparable to financial results we may report in future periods. Potential investors should evaluate our securities based on our current financial position, available cash resources, disclosed business plans, and the risks described in this prospectus and the documents incorporated by reference herein, rather than on historical operating results attributable to a business we no longer own.

Our business depends on the performance of our intelligent matching engine and SaaS platform, and any failure of our algorithms or platform to produce accurate, efficient, or compliant matching results could reduce client satisfaction, harm our reputation, and materially adversely affect our business.

Our current business depends substantially on the performance, reliability, scalability, and market acceptance of our proprietary SaaS system and intelligent matching engine, which are central to our ability to provide enterprise clients with customized talent solutions and to provide freelancers with opportunity matching, skills development pathways, and entrepreneurial incubation support.  Our platform is designed to allow enterprise clients to post service demands, after which our intelligent matching engine, powered by deep learning and semantic analysis models, integrates business data, behavioral data, server data, and third-party data sources to recommend freelancers based on specific project requirements.  We also rely on the platform to record the service process, provide standardized management workflows, and support our transaction-based platform service fee model.  If our matching engine, data infrastructure, or SaaS platform does not perform as expected, our ability to deliver the core value proposition of our business could be materially impaired.

Our algorithms and platform may fail to produce accurate, efficient, or commercially useful matching results for a variety of reasons, including algorithmic errors, inadequate training data, poor data quality, incomplete or inaccurate third-party data, model degradation, insufficient feature-tagging for particular industry verticals, or failure to adapt to changes in client needs, freelancer behavior, market conditions, or regulatory requirements.  Because we plan to strengthen our core algorithms, introduce compliant third-party data sources, deepen semantic analysis and predictive matching capabilities, and explore demand forecasting and proactive recommendation functionalities, failures in these systems could become more significant as our platform grows and becomes more complex.  We also may experience technical outages, interruptions, system errors, cybersecurity incidents, server infrastructure failures, or other disruptions that prevent clients or freelancers from accessing our platform or completing transactions.  Any such failures could reduce matching speed, matching accuracy, service delivery efficiency, and user satisfaction, each of which is important to our competitive positioning in China’s flexible employment technology service sector.

Failures in our matching engine or SaaS platform could have material reputational and commercial consequences. Enterprise clients may terminate or decline to renew contracts, reduce transaction volumes, seek alternative service providers, or make claims against us if our platform recommends unsuitable freelancers, fails to meet project requirements, produces inconsistent results, or causes delays in service delivery.  Freelancers may reduce their use of our platform if our system fails to provide suitable opportunities, reliable workflows, or effective skills development and placement support.  Any decrease in client or freelancer engagement could reduce the quality and volume of platform data available for algorithmic improvement, weaken network effects, impair our ability to expand into new service categories or regional markets, and place us at a competitive disadvantage.

Our platform must also operate in compliance with PRC laws and regulations applicable to our current business, including laws and regulations governing foreign-invested enterprises, labor and employment matters, data protection, cybersecurity, tax, anti-corruption, and any industry-specific licensing or approval requirements applicable to our operations.  If our matching engine or platform workflows produce results that are inconsistent with applicable PRC labor, employment, data privacy, cybersecurity, or other regulatory requirements, or if our use of business data, behavioral data, server data, or third-party data sources is found to be improper, we may face client disputes, regulatory inquiries, fines, penalties, license restrictions, suspension or revocation of business licenses, or other enforcement actions.  PRC laws and regulations applicable to our operations may change, and we may not be able to adapt our algorithms, data practices, service workflows, or compliance controls quickly enough to satisfy new requirements.  Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, reputation, and prospects.

Our Class A Ordinary Shares may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely our auditor for two consecutive years.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA provides that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection or investigation by the PCAOB for two consecutive years, the SEC will prohibit the issuer’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which, among other things, amended the HFCAA to reduce the number of consecutive non-inspection years required for triggering the trading prohibition from three years to two years. As a result, if our auditor is not subject to PCAOB inspections for two consecutive years, our Class A Ordinary Shares would be subject to a trading prohibition.

On November 5, 2021, the SEC approved PCAOB Rule 6100, which provides a framework for the PCAOB to determine whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for two consecutive years.

On December 16, 2021, the PCAOB issued a determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB Board determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous December 16, 2021 determination. The PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Our independent registered public accounting firm that issued the audit report for the fiscal year ended December 31, 2025, included in our 2025 Annual Report, is Onestop Assurance PAC, an independent registered public accounting firm headquartered in Singapore. Onestop Assurance PAC is registered with the PCAOB and is subject to PCAOB inspection. Our independent registered public accounting firm that issued the audit reports for the fiscal years ended December 31, 2023 and 2024 is Kreit & Chiu CPA LLP, an independent registered public accounting firm headquartered in New York. Kreit & Chiu CPA LLP is registered with the PCAOB and is subject to PCAOB inspection. As of the date of this prospectus, neither of our current or former auditors is headquartered in a jurisdiction that is subject to a PCAOB determination of inability to inspect or investigate completely.

As of the date of this prospectus, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. Accordingly, as of the date of this prospectus, we have not been identified as a Commission-Identified Issuer under the HFCAA, and we do not expect to be so identified. However, the PCAOB has indicated that it will continue to assess annually whether it can inspect and investigate completely audit firms in mainland China, Hong Kong, and other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms headquartered in certain jurisdictions and we continue to use an accounting firm that is subject to such a determination to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, as amended by the Consolidated Appropriations Act, 2023, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years.

We cannot assure you that our Class A Ordinary Shares will always trade in an active and liquid public market, and our recent share consolidation may not enable us to maintain compliance with Nasdaq listing standards.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BIYA,” and we have previously been subject to Nasdaq’s minimum bid price requirement.  We previously announced that we had received a Nasdaq notice on August 6, 2025 indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of our ordinary shares had been below $1.00 per share for more than 30 consecutive business days, and Nasdaq later confirmed on January 14, 2026 that we had regained compliance with that requirement.  We also previously received notice regarding non-compliance with Nasdaq’s minimum market value of listed securities requirement and were informed that we did not meet certain alternative continued listing standards, although Nasdaq confirmed on January 14, 2026 that we had regained compliance with Nasdaq Listing Rule 5550(b)(1) based on stockholders’ equity reflected in a Form 6-K dated September 30, 2025.  On June 16, 2026, our Board approved the 1 for 10 Reverse Stock Split and the adoption of our Seventh Amended and Restated Memorandum and Articles of Association, which became effective on July 13, 2026.

The Reverse Stock Split does not guarantee that the market price of our Class A Ordinary Shares will increase in proportion to the reduction in the number of outstanding shares or that any increase in market price will be sustained.  The Reverse Stock Split may reduce the number of shares available for trading, reduce trading liquidity, increase bid-ask spreads, increase price volatility, or make our Class A Ordinary Shares less attractive to certain investors.  If we fail to maintain compliance with Nasdaq’s continued listing standards, including the minimum bid price requirement, minimum stockholders’ equity requirement, market value requirements, or any other applicable listing standards, Nasdaq could commence delisting proceedings against us.  Delisting from Nasdaq could materially reduce the liquidity and market price of our Class A Ordinary Shares, limit our ability to raise capital, reduce or eliminate eligibility for investment by certain institutional investors, impair the visibility and credibility of our company in the capital markets, and materially and adversely affect the value of your investment.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We may have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On June 25, 2026, we completed the Disposition, consisting of a sale of our 100% equity interest in Juxing to Shengshi International Group Inc. (the “Purchaser”) for a purchase price of $2,000,000.

The purpose of the following unaudited pro forma consolidated financial information is to reflect the closing of the Disposition. The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the historical financial statements of the Company adjusted to give effect to the Disposition.

The unaudited pro forma consolidated financial information was derived from the Company’s audited historical consolidated financial statements included in the 2025 Annual Report and adjusted to give effect to the Disposition. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2025 and 2024 present the historical unaudited consolidated statements of operations of the Company on a pro forma basis as if the Disposition, had been consummated on January 1, 2025 and 2024, respectively. The unaudited pro forma consolidated financial information was derived from and should be read in conjunction with the historical consolidated financial statements of the Company for the years ended December 31, 2025 and 2024 included in the 2025 Annual Report.

The unaudited pro forma consolidated financial statements are for illustrative purposes only and do not necessarily reflect the Company’s financial condition or results of operations as if the Disposition occurred on the dates indicated. Further, the unaudited pro forma consolidated financial information may not be indicative of the future financial condition and results of operations of the Company. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma consolidated financial statements and are subject to change as additional information becomes available and analyses are performed.

BAIYA INTERNATIONAL GROUP INC.

PRO FORMA CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. Dollars, except for the number of shares)

(UNAUDITED)

	Baiya Internation Group Inc	Disposition of Juxing (a)	Other Transaction Accounting Adjustments		Pro Forma December 31, 2025

ASSETS
CURRENT ASSETS
Cash	$688,941	$105,015			$583,926
Accounts receivable, net	1,669,511	1,652,351			17,160
Due from related parties	424,121	34,991			389,130
Prepaid expenses and other current assets	5,915,194	1,434,382			4,480,812
Receivable from sale of subsidiaries	-		2,000,000	b	2,000,000
Due from parent company	-	1,416,803	1,416,803	c	-
Loan receivable from third parties	17,653,965	657,943			16,996,022

Total current assets	26,351,732	5,301,485	3,416,803		24,467,050

NON-CURRENT ASSETS
Restricted cash, non-current	1,430,000	1,430,000			-
Property and equipment, net	7,071	1,954			5,117
Right-of-use asset, net	42,745	42,745			-

Total noncurrent assets	1,479,816	1,474,699	-		5,117

TOTAL ASSETS	$27,831,548	$6,776,184	$3,416,803		$24,472,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,002,141	$2,001,641			$500
Loan payable to third parties	107,250	107,250			-
Advance from customers	30,975	30,975			-
Accrued liabilities and other payables	2,261,771	1,043,209			1,218,562
Taxes payable	106,023	101,431			4,592
Due to related parties	212,100	211,300			800
Due to parent company	-	1,230,475	1,230,475	c	-
Lease liabilities	36,382	36,382			-

Total current liabilities	4,756,642	4,762,663	1,230,475		1,224,454

NON-CURRENT LIABILITIES
Lease liabilities	6,363	6,363			-

Total non-current liabilities	6,363	6,363			-

TOTAL LIABILITIES	4,763,005	4,769,026	1,230,475		1,224,454

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY
Preferred shares, par value $0.0001, 100,000,000 shares authorized, nil shares issued and outstanding as of December 31, 2025 respectively	-	-			-
Class A Common shares, par value $0.0025, 1,600,000,000 shares authorized, 1,185,835 shares issued and outstanding as of December 31, 2025 respectively	2,964	-			2,964
Class B Common shares, par value $0.0001, 100,000,000 shares authorized, 3,600,000 shares issued and outstanding as of December 31, 2025 , respectively	360	-			360
Additional paid-in capital	33,706,703				33,706,703
Statutory Reserve	458,832				458,832
Accumulated other comprehensive loss	(147,070)				(147,070)
Accumulated deficit	(11,066,628)	1,893,776	2,186,328	d, e	(10,774,076)

Total Company shareholders’ equity	22,955,161	1,893,776	2,186,328		23,247,713

Non-controlling interest	113,382	113,382			-

Total shareholders’ equity	23,068,543	2,007,158	2,186,328		23,247,713

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$27,831,548	$6,776,184	$3,416,803		$24,472,167

Note 1—Description of Transaction

On June 25, 2026, Baiya International Group Inc. (the “Company” or “Baiya”) completed the sale of its 100% equity interest in Juxing Investment Group (Hong Kong) Limited (the “Target” or “Juxing”) to Shengshi International Group Inc. (the “Purchaser”), for a purchase price of $2,000,000.

Note 2—Basis of the Pro Forma Presentation

The unaudited pro forma consolidated financial information has been prepared by management under U.S. generally accepted accounting principles (“U.S. GAAP”) in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments presented in the unaudited pro forma consolidated financial information have been identified and presented to provide relevant information necessary for an understanding of the Company after the Disposition.

The pro forma adjustments related to the Disposition are preliminary and based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma consolidated financial information. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma consolidated financial information.

The information in the “Disposition of Juxing column in the unaudited pro forma consolidated financial statements reflects the elimination of certain assets sold and historical financial performance of Juxing. The information in the “Other Transaction Accounting Adjustments” are additional transaction accounting adjustments that are further described in Note 3 below. The Company has elected to not present any adjustments for reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”) in the following unaudited pro forma condensed consolidated financial information.

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2025 and 2024 present the historical consolidated statements of operations as if the Disposition had occurred on January 1, 2025 and January 1, 2024, respectively. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2025 and 2024 present the historical unaudited consolidated statements of operations of the Company on a pro forma basis as if the Disposition, had been consummated on January 1, 2025 and 2024, respectively. The unaudited pro forma consolidated financial information was derived from and should be read in conjunction with the historical consolidated financial statements of the Company for the years ended December 31, 2025 and 2024 included in the Company’s annual report on Form 20-F filed with the SEC on April 30, 2026.

Note 3—Pro Forma Adjustments

The unaudited pro forma consolidated financial information has been prepared to illustrate the effect of the Disposition and has been prepared for informational purposes only. The following transaction accounting adjustments have been reflected in the unaudited pro forma consolidated financial statements:

(a)	Represents the discontinued operations Juxing, including net assets sold, and results of operations attributable to Juxing which were included in the Company’s historical financial statements.

(b)	Represents the $2.0 million promissory note issued in connection with the disposition of 100% equity interest in Juxing.

(c)	Represents the waiver of intercompany debt between the Company and Juxing.

(d)	Represents $186,328 gain due to intercompany debt waiver between the Company and Juxing.

(e)	Represents $106,224 gain on disposal of 100% equity interest in Juxing.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	ordinary shares;

●	preferred shares;

●	debt securities;

●	warrants to purchase ordinary shares, preferred shares, or debt securities;

●	rights to purchase ordinary shares, preferred shares, debt securities, warrants or other securities; and

●	units of ordinary shares, preferred shares, debt securities, rights or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CLASS A ORDINARY SHARES, CLASS B ORDINARY SHARES AND PREFERRED SHARES

We are a Cayman Islands exempted company and our affairs are governed by our seventh amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, or Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our share capital is US$12,680,000 divided into 506,400,000 class A ordinary shares of par value US$0.025 each, 100,000,000 class B ordinary shares of par value US$0.0001 each and 100,000,000 preferred shares of par value US$0.0001 each. As of the date of this prospectus, 3,229,864 class A ordinary shares were issued and outstanding and 3,600,000 class B ordinary shares were issued and outstanding.

The following are summaries of material provisions of our seventh amended and restated memorandum and articles of association (respectively the “Memorandum” and “Articles”) and the Companies Act as they relate to the material terms of our ordinary shares.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company is not required to open its register of members for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for a period of up to 30 years);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our seventh amended and restated memorandum and articles of association and the Companies Act.

Under Cayman Islands law, dividends may be paid only out of profits or share premium, provided that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business. Any dividend declared on our ordinary shares shall be payable to holders of ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Voting Rights

Each holder of class A ordinary shares is entitled to one vote and each holder of class B ordinary shares is entitled to sixty votes, for each share registered in their name on the register of members on all matters upon which the ordinary shares are entitled to vote. Voting at any general meeting is by poll.

General Meetings and Shareholder Proposals

A quorum required for a general meeting is two or more holders of shares which carry not less than one-half of all votes attaching to shares in issue in our company and entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Although not required by the Cayman Islands Companies Act or our seventh amended and restated memorandum and articles of association, we expect to hold annual general meetings and such meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than ten percent of the rights to vote at such general meeting. Advance notice of at least 7 clear days is required for the convening of our annual general meeting and other general meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting. Ordinary resolutions may also be passed by a written resolution signed by the requisite majority in accordance with the Articles while special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and the seventh amended and restated memorandum and articles of association of our company. A special resolution will be required for important matters such as change of name or making amendments to the memorandum and articles of association of our company.

Transfer of ordinary shares

Subject to the restrictions of our seventh amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors or prescribed by Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; or

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof .

The registration of transfers may, after compliance with any notice required by Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 45 days in any year.

Liquidation

If the Company is wound up the shareholders may, subject to the Articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to to divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or (b) to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

Calls on ordinary shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by our board of directors or by a special resolution of our shareholders. We may also repurchase any of its shares provided that the manner and terms of such repurchase have been approved by the board of directors or are otherwise authorized by its seventh amended and restated memorandum and articles of association. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Cayman Islands Companies Act, the seventh amended and restated memorandum and articles of association and Cayman Islands law, be varied either with the written consent of the holders of a majority of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the shareholders holding the issued shares of that class.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or its corporate records (save for its memorandum and articles of association, its register of mortgages and charges and special resolutions of our shareholders).

Changes in Capital

We may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

●	sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by the seventh amended and restated memorandum and articles of association; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Cayman Islands Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, the Company may, by special resolution, reduce its share capital in any way.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.

Majority Independent Board

A domestic U.S. company listed on the Nasdaq Stock Market must comply with the requirement that a majority of the board of directors must be comprised of independent directors as defined under Nasdaq Stock Market Rules 5605(b)(1). As a Cayman Islands company, we are allowed to follow home country practices in lieu of certain corporate governance requirements under the Nasdaq Stock Market Rules where there is no similar requirement under the laws of the Cayman Islands. We intend to rely on such exemption and do not intend to have a majority of the board be independent upon completion of the offering.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands exempted companies and between Cayman Islands exempted companies and non-Cayman Islands exempted companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or each class of shareholders, or (b) a majority in number representing 75% in value of the creditors or each class of creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% in value of the shares for which the offer has been made, the offeror may, at any time within a two-month period after the approval by the said holders, give notice to require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory provisions, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or a derivative action in the name of, a company to challenge the following acts in the following circumstances:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation.

A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company, and therefore he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands exempted company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under our seventh amended and restated memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract or arrangement with our company must declare the nature of their interest at a meeting of the board of directors. A director may vote in respect of any contract, transaction or arrangement, or any proposed contract, transaction or arrangement, notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract, transaction or arrangement is considered and voted upon, subject to any separate requirement for audit committee approval under applicable law or the Nasdaq Rules, and unless disqualified by the chairman of the relevant board meeting.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our seventh amended and restated memorandum and articles of association provides that our company shall indemnify our directors (including alternate directors) and officers and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of any such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our seventh amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Cayman Islands Companies Act and our seventh amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposal before a general meeting and provides limited rights for shareholders to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our seventh amended and restated memorandum and articles of association allow any shareholders, who together hold shares which carry in aggregate not less than ten per cent of all votes attaching to all of the issued and outstanding shares of our company, to requisition an extraordinary general meeting of our shareholders. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our seventh amended and restated memorandum and articles of association do not provide for cumulative voting.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our seventh amended and restated memorandum and articles of association, directors can be removed by an ordinary resolution of our shareholders notwithstanding anything in our articles of association or in any agreement between our company and such director. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) is prohibited by law of the Cayman Islands from being a director; (v) is made subject to any law relating to mental health or incompentence, whether by court order or otherwise; (vi) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; (vii) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director; (viii) without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months or (ix) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

Restructuring.

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a)	is or is likely to become unable to pay its debts; and

(b)	intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution and Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Cayman Islands Companies Act, our company may be dissolved, liquidated or wound up by either an order of the courts of the Cayman Islands or by a special resolution of our shareholders, or by an ordinary resolution of our shareholders on the basis that our company is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our seventh amended and restated memorandum and articles of association and as permitted by the Cayman Islands Companies Act, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class either with the consent in writing of the holders of a majority of not less than two-thirds of the issued shares of that class or with the sanction of a special y resolution passed at a separate meeting of the shareholders holding the issued shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act, our seventh amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than a right to receive copies of our memorandum and articles of association, any special resolutions which have been passed by our shareholders, and our register of mortgages and charges). However, we intend to provide our shareholders with annual reports containing audited financial statements.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by foreign law or by our seventh amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our seventh amended and restated memorandum and articles of association that require the Company to disclose shareholder ownership above any particular ownership threshold.

Issuance of Additional Shares

Our seventh amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our seventh amended and restated memorandum and articles of association also authorize its Board of Directors to establish and designate from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Board may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more

●	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any Cayman Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our Articles of Association.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase our debt securities, ordinary shares, or any combination thereof. We may issue warrants independently or together with ordinary shares, preferred shares, debt securities, or any combination thereof, and the warrants may be attached to or separate from such securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase ordinary shares or preferred shares, the number of shares of ordinary shares or preferred shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase ordinary shares or preferred shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares, preferred shares, debt securities or warrants that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of ordinary shares, preferred shares, or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of ordinary shares, preferred shares, debt securities or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer and sell ordinary shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of ordinary shares in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	to or through underwriters, brokers or dealers;

●	through agents;

●	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions; or

●	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters, if any;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters, if any;

●	all other items constituting underwriting compensation, to the extent applicable;

●	any discounts and commissions to be allowed or paid to dealers, to the extent applicable; and

●	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

LEGAL MATTERS

Womble Bond Dickinson (US) LLP is acting as counsel for us with respect to certain legal matters as to United States federal securities law and New York state law. Except as otherwise set forth in the applicable prospectus supplement, the validity of the ordinary shares, preferred shares and legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Ogier, Cayman Islands to the extent governed by the laws of the Cayman Islands. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus for the fiscal years ended December 31, 2023 and 2024 have been audited by Kreit & Chiu CPA LLP, independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference. The financial statements incorporated by reference in this prospectus for the fiscal year ended December 31, 2025 have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as set forth in its report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the respective reports of such firms, given on the authority of such firms as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

A majority of our directors and executive officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We hereby incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

●	Our Annual Report on Form 20-F for the period ended December 31, 2025, filed with the SEC on April 30, 2026;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on April 30, 2026;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on June 1, 2026;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on June 9, 2026;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on June 11, 2026;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on June 26, 2026;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on July 6, 2026;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on July 8, 2026; and

●	The description of the securities contained in our registration statement on Form 8-A12B originally filed with the SEC on March 6, 2025, together with all amendments and reports filed for the purpose of updating that description.

all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. Except to the extent specifically incorporated by reference herein, we are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Baiya International Group Inc.

Room 18022, Floor 18,

112 W. 34th Street,

New York, NY 10120

Attn: Investor Relations

MATERIAL CHANGES

On June 25, 2026, we completed the disposition of 100% of our equity interests in Juxing, resulting in the loss of our control over Gongwuyuan, for an aggregate consideration of $2,000,000. On July 2, 2026, we entered into the Starfish Agreement with Shengshi and Starfish, pursuant to which we sold 100% of our equity interests in Starfish to Shengshi for a cash consideration of $1,000,000. See “Recent Developments — Disposition of Assets and Corporate Reorganization” and “Recent Developments — Starfish Disposition.”

Except as set forth above, and as disclosed in our 2025 Annual Report, and in our reports on Form 6-K specifically incorporated by reference herein and in this prospectus, we have not experienced any significant changes since December 31, 2025.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual and current reports and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

Baiya International Group Inc.

$200,000,000

Class A Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights, Units

50,000,000 Class A Ordinary Shares offered by the Selling Shareholders

PROSPECTUS

Dated             , 2026

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our seventh amended and restated memorandum and articles of association provides that our company shall indemnify our directors (including alternate directors) and officers and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of any such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our seventh amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

A list of exhibits filed with this registration statement on Form F-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 10. Undertakings

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, on August 21, 2026.

Baiya International Group Inc

By:	/s/ Linxi Xie
Name:	Linxi Xie
Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Linxi Xie as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on August 21, 2026.

Signature	Title

/s/ Linxi Xie	Chairman and Chief Executive Officer
Linxi Xie	(Principal Executive Officer)

/s/ Dan Bin	Chief Financial Offer
Dan Bin	(Principal Accounting Officer and Principal Financial Officer)

/s/ Huashu Yuan	Director
Huashu Yuan

/s/ Yankun Wang	Director
Yankun Wang

/s/ Luting Zhang	Director
Luting Zhang

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
4.1*	Form of Debt Security
4.2	Form of Indenture
4.3*	Form of Ordinary Share Warrant Agreement and Warrant Certificate
4.4*	Form of Preferred Share Warrant Agreement and Warrant Certificate
4.5*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.6*	Form of Rights Agreement (including rights certificate)
4.7*	Form of Unit Agreement (including unit certificate)
5.1	Opinion of Ogier
23.1	Consent of Onestop Assurance PAC
23.2	Consent of Kreit & Chiu CPA LLP
23.3	Consent of Ogier (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)
107**	Filing Fees Table

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.
**	Previously filed.